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                                                                   EXHIBIT 10.65

 VALUE                           ARDENT                           ADDED RESELLER
AGREEMENT                    Software, Inc.

This Value Added Reseller Agreement is entered into and becomes effective the first day of January 1999 ("Agreement"), by and between Ardent Software, Inc., (ARDENT), with its principal place of business at 50 Washington Street, Westboro, Massachusetts, 01581-1021 and Platinum Software ("VAR") with its principal place of business at 195 Technology Dr., Irvine, California 92618 and governs the computer programs and related documentation provided by ARDENT to VAR under the Agreement.

1. DEFINITIONS

1.1 "Product(s)" means the ARDENT software products, revisions and upgrades including Documentation, which VAR is authorized to promote under the Agreement which are more fully set forth in the Product and Services Schedule attached hereto.

1.2 "Documentation" means the manuals, publications and other materials that accompany a Product, as well as updates to such materials.

1.3 "VAR" means an entity that remarkets Products with Value Add to unaffiliated third party End Users in the regular course of business.

1.4 "End User" means an unaffiliated entity that will use Products and services for internal business purposes and not for resale.

1.5 "Application(s)" means a computer program which is developed, owned or licensed by VAR and substantially uses features and capabilities of Products. "Value Add" is the Application which is licensed in conjunction with the Products, and "Solution" means the combination of the Application(s) with the Product(s).

1.6 "Price List" means the most current version of ARDENT's published Price List, as revised from time to time, for the territory in which the product is to be used.

1.7 "Warranty Period" means the ninety (90) day period commencing as of the shipment or electronic transfer date. No additional warranty attaches to Product which is transferred to a new platform, upgraded or is reconfigured for a different number of users.

2. EFFECTIVE DATE AND TERM

2.1 This Agreement is accepted when it is signed by ARDENT, becomes effective as of January 1, 1999 ("Effective Date") and continues for three (3) years ("Initial Term") from the Effective Date and shall automatically continue thereafter for successive one (1) year renewal terms subject to ARDENT's prices, discounts and policies then in effect ("Renewal Terms") unless earlier terminated as provided herein or by either party upon 90 days written notice to the other party prior to the commencement of any Renewal Term.

2.2 Upon the Effective Date of this Agreement, prior reseller and maintenance service agreements entered into between Ardent Software, Inc., including its predecessor company, Unidata, Inc., and Vmark Software, Inc. and Platinum Software, Inc., including its predecessor companies, Dataworks, Inc., and Interactive Group, Inc., are hereby terminated with the exception of (i) any provisions contained in any of those agreements which are expressly stated to survive and (ii) any payment obligations outstanding including resolution on maintenance fee issues for the System Builder (SB) runtime VIP customer base.

3.    APPOINTMENT AND MARKETING TERRITORY

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3.1 ARDENT appoints VAR to actively promote and solicit orders for Products and services directly to End Users or indirectly through its dealers, if any, who may in turn remarket to their End Users, and VAR accepts such appointment in accordance with the terms and conditions herein. VAR's appointment is nonexclusive and in no way limits ARDENT's rights to sell (directly or through others) to End Users or to appoint other resellers.

3.2 VAR's Marketing Territory for promotion of Products and services and ARDENT's obligations are worldwide.

4. VAR WARRANTY AND RESPONSIBILITIES

4.1 VAR warrants that it is a value added reseller and shall order Products for incorporation with its or its dealers' Applications to be remarketed to End Users in the regular course of business.

4.2 VAR represents and warrants that each Solution remarketed to End Users that contain Products procured under this Agreement will include Value Add. Upon request, VAR shall demonstrate such Value Add to each sublicensee at the time of the sale of Product(s). If such Value Add cannot be demonstrated within fifteen business days of receipt of written request, VAR will be considered in breach of the Agreement.

4.3 VAR shall have trained and maintain a sufficient number of technical and sales personnel qualified to perform its obligations and responsibilities. VAR shall use its best efforts to actively market the Product(s).

5. RELATIONSHIP OF THE PARTIES

5.1 Neither ARDENT nor VAR is a franchisee, partner, broker, employee, servant or agent of the other party and neither has nor will either party represent that it has any power, right or authority to bind, assume or create any obligations, express or implied, on behalf of the other party or make any claims, commitments or representations about Products that are inconsistent with the information provided in documentation and promotional material. VAR shall not use, modify or alter any advertising, artwork, promotional materials, logos, or trademarks of ARDENT without its prior written consent. This Agreement confers no third party right of action on any other party and there are no intended third party beneficiaries except as expressly created under sublicense agreements.

5.2 VAR will indemnity and hold ARDENT harmless from any and all claims, damages and expenses of every kind and nature, including attorneys' fees, arising from acts of commission or omission by VAR in relation to license, use or possession of Products, Documentation, and services sold by VAR to others to the extent not covered by ARDENT's Product warranty under the Agreement.

6. ORDERING AND SHIPMENT

6.1 All orders for Products are subject to acceptance by ARDENT, fulfillment of its credit requirements and are governed by the terms and conditions of this Agreement, which are automatically incorporated, even if VAR fails to reference this Agreement on its order. Any other terms and conditions on any order for Products submitted during this Agreement are superseded and nonbinding unless accepted in writing by Ardent.

6.2 ARDENT delivers Product F.O.B. point of shipment in accordance with a mutually agreeable delivery schedule. Risk of loss for Product passes to VAR upon shipment. In the absence of shipping instructions, ARDENT will select a common carrier.

6.3 If at any time subsequent to ARDENT's acceptance of any order and prior to delivery, VAR is in default under this Agreement, the order shall be deemed to be vacated and canceled.

7. PRICES AND DISCOUNTS

7.1 Prices and discounts for Products and services and other terms and conditions are contained in Attachment A, Letter regarding wintegrate Maintenance dated February 16, 1999, Letter regarding special DataStage products purchased dated March 30, 1998, email regarding the inclusion of UniServer and Object call at no charge for DataStage orders dated September 14, 1998, Letter regarding 15% commission on RedBack and DataStage services dated August 5, 1998 which are incorporated and made a part of this Agreement.



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7.2 Prices for Products and services during the Initial Period other than those provided in 7.1 above are contained in ARDENT's then current published Price
List.

7.3 Prices stated are exclusive of any taxes, duties, excises or tariffs for or on the service or use of Product. ARDENT reserves the right to change prices upon ninety (90) days prior written notification.

8. PAYMENT TERMS

8.1 Charges for Products, unless otherwise specified in the Agreement or Attachments hereto, shall be paid within forty-five (45) days from receipt of invoice and services are to be paid within thirty (30) days from the receipt of invoice. Other charges are due upon receipt of invoice unless otherwise mutually agreed.

8.2 VAR is to: (a) pay all shipping and related Product charges; (b) reimburse for all taxes exclusive of taxes on ARDENT's net income or provide evidence of exemption. Unless otherwise agreed ARDENT shall prepay shipping charges.

8.3 If VAR does not pay when due and nonpayment continues 30 days after written notice, then all unpaid charges are immediately due and payable, including any collection costs and reasonable attorneys' fees.

9.    PROPRIETARY RIGHTS AND TITLE

9.1 Title and ownership and all the proprietary rights and interests in and to Products, including but not limited to, patent, copyright, trademark and trade secrets, are and remain with ARDENT, and do not pass to VAR and VAR acquires no rights or interests except those expressly granted herein.

10.  COPYRIGHT AND TRADE SECRET NOTICES AND LEGENDS

10.1 VAR shall retain on all copies of Products the notice or legend contained therein. If reproduction is allowed, each such notice shall be reproduced in human readable form on the media on which Products are reproduced and in machine readable form embedded on object code such that the notice is displayed on the terminal when Products are first logged-on.

10.2 VAR agrees to notify ARDENT immediately of any possession or use of Product that VAR believes is unauthorized and to provide ARDENT all information in its possession regarding unauthorized possession or use.

11. LICENSE GRANT

11.1 Subject to the terms of the Agreement, ARDENT grants to VAR a nonexclusive, nontransferable license to use, display, distribute and/or sublicense Products or portions thereof on each single identified physical computer ("Server"), and copy only for archival and backup purposes, as more fully set forth herein. Each Product licensed hereunder may be distributed only one time by VAR to its dealers and/or End Users. Otherwise each license is nontransferable.

Except as expressly authorized under this Agreement, VAR, its dealers, and sublicensees are prohibited from copying or distributing Product and Documentation.

11.2 Database Products. Licenses granted are determined by the number of users and users are based upon the maximum number of actual connections to the Server, which are measured by either the number of Devices or Sessions, as applicable. "Device" means the number of hardware input units which access Product; and, "Session" means the number of actual connections to the Devices.

User licenses required for Product are determined as follows: Product, except as described below, must equal Sessions or Devices, as applicable; and, Product, used in conjunction with multiplexing products, must equal Sessions or Devices, as applicable, calculated at the multiplexing front-end.

11.3 DataStage Products. Licenses granted are based upon the number of single designated physical computer systems ("Server"), tier size, and/or server created projects, and depending upon the component category, datastage products are licensed for use either on a server basis or for multiple use on an unlimited number of workstations, all as more fully set forth in ARDENT's then current policies and programs then in effect.


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11.4 VAR agrees not to:

(i) disseminate or publish Product benchmarks of any kind without advance written consent of ARDENT;

(ii) modify or alter Products, in source or object code form;

(iii) reverse engineer or disassemble, decompile, decode or translate Product source code from object code or, from any other information or;

(iv) sublicense (other than provided herein), assign, lease or use Products to provide processing services to third parties.

      Licenses granted herein are subject either (i) to the License Agreement which accompanies the Product, or (ii) the licensing provisions contained in
Section 11.7 below, as applicable, and (iii) all of the provisions of this Section.

11.5 Audit. ARDENT may, on reasonable advance notice, at its expense, and during normal business hours, examine copies of Product in use on VAR's premises and excerpts of VAR's records relating to Product. If VAR distributes third party products, ARDENT's suppliers may have certain rights to audit the accuracy of the number of copies of Product distributed, the number of users licensed, and compliance with copyright, confidentiality and similar restrictions contained in the Agreement. Any person performing such audit shall protect VAR's Confidential Information and abide by VAR's reasonable security procedures. If an audit discloses the necessity of an increase in license fees, such fees will be paid within thirty (30) days from the date of invoice. If the total adjustment to fees is greater than five percent (5%) of the amounts previously accrued for the affected Product due to under-reporting, then VAR agrees to pay reasonable expenses associated with the audit.

11.6 Dedicated Use

      A. VAR is hereby granted a license right subject to the provisions of the Agreement to make a reasonable number of copies of Ardent products for Dedicated Use on its internal computer systems and laptop personal computers at no charge for products or maintenance during the term of the Agreement. "Dedicated Use" means that the exclusive use of the Ardent products shall be for internal business use, demonstration, promotion, and/or development purposes by VAR in order to promote the remarketing of Products to End Users.

      B. VAR may make only one copy of any of the Ardent products on each of its designated computer systems and/or laptop personal computers.

      C. VAR may not copy the Ardent products, in whole or part, for distribution or sublicensing to its End Users. Upon request by ARDENT, VAR shall promptly report to ARDENT in writing the number, type, platform, system, and location of the Ardent products copied for Dedicated Use.

      D. VAR may copy such Ardent products at no charge. The purchase price of such licenses, however, shall not contribute toward fulfillment of any VAR Annual Minimum Commitment product License Revenue.

     E. Upon termination or expiration of the Agreement, VAR shall have no further right to use the Ardent products and shall immediately discontinue such use and destroy all originals and copies, including all compilations, translations, documentation, and partial copies. VAR shall certify in writing within ten (10) days following the termination or expiration that it has complied with this paragraph.

11.7 Distribution Rights

      A. For Products which are accompanied by a License Agreement, VAR may distribute Products to End Users, and shall also (i) provide the License Agreement which accompanies the Product, and (ii) upon request by ARDENT, provide End User's name, address and delivery location.

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      B. VAR may also distribute Products to VAR's authorized dealers provided the dealers further distribute only to End Users and comply fully with this subsection.

11.8 Sublicense Rights

      A. For certain Products which are not accompanied by a License Agreement, ARDENT shall deliver to VAR only one copy of the Product. ARDENT grants to VAR a right to distribute such copy of the Product for use on a single microcomputer or central processing unit and to sublicense its End Users or dealers who may, in turn, sublicense their End Users but no further.

      B. Each sublicense must be executed by VAR and sublicensee on ARDENT's standard sublicense agreement forms attached hereto, which may be amended from time to time or on another form approved by ARDENT, which shall not contain terms any less restrictive than provided by ARDENT. VAR shall submit fully signed copies of each sublicense promptly upon request. ARDENT agrees that VARs current Business Information System sales agreement satisfies the sublicense requirement.

11.8 If VAR falls to fulfill any of its obligations under this Section 11, ARDENT may, in addition to any other remedies, notify VAR in writing of such breach and terminate this Agreement and all of the rights granted hereunder.

12. MAINTENANCE SERVICES AND OTHER SUPPORT

12.1 ARDENT shall make Maintenance Services and other support Services available to VAR, its dealers or their End Users. Such services shall be provided by ARDENT at its then current prices and policies in effect at the time of such election. Any service that is outside the scope of this Agreement may be provided, as available, in accordance with ARDENT's then current terms, conditions and charges.

13. PROPRIETARY INFORMATION

13.1 Any information or documentation received by either party in connection with this Agreement marked "Confidential" or "Proprietary" or the like, ("Proprietary Information"), is not to be disclosed to any person other than employees and/or contractors of either party who have a need to know and is only to be used in performance of this Agreement and for no other purpose. The foregoing does not apply to information (i) rightfully known prior to receipt or
(ii) becomes public knowledge by acts other than those of the parties after receiving such information (iii) is independently developed by recipient without a breach of obligations hereunder, (iv) is rightfully received by the receiving party from a third party without restriction and without breach of this Agreement, or (v) must be disclosed pursuant to a court order or as required by any governmental or administrative authority or regulatory agency. Originals and all copies are to be returned upon expiration or termination of this Agreement.

13.2 Each party agrees that with respect to the Proprietary Information of the other party during the term of this Agreement and thereafter, such party shall at all times maintain its confidentiality using the same degree of care that such party uses to protect is own such information; and shall not use (except in performance of the Agreement) or disclose to any third party except as may be required by law or court order. Each party shall cause its contractors to execute a non-disclosure agreement to maintain the confidentiality of all Proprietary Information disclosed hereunder.

14. MODIFICATION OR DISCONTINUANCE

14.1 ARDENT reserves the right without prior notice to change, or modify Products, and to discontinue any Product upon at least 90 days prior written notice.

15. PATENTS AND COPYRIGHTS

15.1 ARDENT will defend, indemnify and hold VAR harmless from and against any claim that Product infringes a US patent, copyright or other intellectual property right provided (i) VAR promptly notifies ARDENT in writing and gives full information and assistance relating to the claim and (ii) ARDENT retains sole and exclusive


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control of the defense, including the right to select counsel and settle. ARDENT shall pay actual damages awarded or settlement made by ARDENT, but shall not be responsible for any compromise made without its written consent. ARDENT may, should VAR or its End User be enjoined by a court from continued use of the Product due to infringement at its sole option (i) provide VAR the right to use Product or (ii) replace or modify Product so that it is non-infringing, or (iii) if not commercially practical, accept the return, terminate the license and issue a prorata refund (using a 5-year amortization period) for the Product. ARDENT will not indemnify VAR for infringement if VAR has modified Products without ARDENT's assistance, uses Products in conjunction with other products not authorized by ARDENT, or if the claim is based upon any release other than the current releases if the claim could have been avoided by using the current release of Product, unless Product originally provided or alone would be infringing.

15.2 VAR will indemnify and hold harmless ARDENT from any loss, cost or expense, including reasonable attorney's fees, incurred in connection with any claim, suit or proceeding brought against ARDENT that Product(s) modified, altered or combined by VAR with any equipment, device or software not supplied by ARDENT hereunder is likely to or constitutes an infringement because of such modification, alteration or combination.

16. USE OF ARDENT'S NAME

16.1 VAR may use or refer to ARDENT, its trademarks, and tradenames, service marks and marketing logos solely to promote Products and services under this Agreement. Any such use or reference is subject ARDENT's policies and guidelines then in effect and must be submitted to ARDENT for its prior written consent with respect to each intended use or reference.

17. PRODUCT WARRANTY

17.1 ARDENT warrants that Product as delivered under this Agreement, which is unmodified, is Year 2000 performance compliant and thus shall accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. This warranty is extended to VAR under the condition that any and all other computer products, platforms, equipment, and/or application software which is processing date data in connection with Product is Year 2000 performance compliant as defined herein. ARDENT shall extend commercially reasonable efforts to correct or repair any Product or part thereof whose non-compliance is discovered and immediately made known to ARDENT after written notice from VAR stating with particularity the nature and extent of the noncompliance.

17.2 ARDENT warrants to VAR that (i) Product, as shipped, will substantially conform to their published technical specifications, and (ii) the magnetic medium or diskette on which Product is shipped Will be free from defects in material and workmanship under normal use, during the Warranty Period which is ninety (90) days from the date of shipment or electronic transfer. Warranty claims must be submitted by VAR during the Warranty Period. VAR agrees to provide details and circumstances of any breach of a warranty claim.

17.3 ARDENT does not warrant that the operation of Product will be uninterrupted or error free and makes no other warranty or representation of any kind other than provided herein.

18. WARRANTY EXCLUSIONS

18.1 EXCEPT AS SET FORTH IN SECTION 17.1 ABOVE, ARDENT AND ITS SUPPLIERS DISCLAIM ALL EXPRESS OR IMPLIED WARRANTIES, GUARANTEES AND REPRESENTATIONS INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE NOT SPECIFIED HEREIN RESPECTING THIS AGREEMENT OR PRODUCTS, DOCUMENTATION OR SERVICES PROVIDED.

19. LIMITATION OF LIABILITY

19.1 VAR's sole and exclusive remedy and ARDENT's entire liability is within the Warranty Period to correct or exchange Products which are non-conforming or inoperable. If ARDENT is unable to correct or exchange, then ARDENT shall pay VAR actual damages not to exceed charges paid by VAR for affected Products upon return.

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19.2 ARDENT is not liable for any indirect, special, reliance, punitive, or consequential damages, whether or not foreseeable, including lost profits, goodwill, loss or inaccuracy of data or use, business interruption or procurement of substitute products or services, however caused and whether based in contract, tort, or any other legal theory, to anyone arising out of or in connection with this Agreement, its performance, use of Products, or Documentation or services provided even if notified in advance of the possibility of such damages. The total liability, if any, of ARDENT and its suppliers occurring out of or in connection with the distribution, use or performance of Product or with the Agreement for any reason shall not exceed the total amount paid by VAR to ARDENT during the previous twelve (12) month period.

19.3 The remedies provided in the Agreement are VAR's sole and exclusive remedies and ARDENT's entire liability in contract, tort or otherwise. The foregoing limitations shall not apply to amounts ARDENT may be obligated to pay under Section 15.1.

20. TERMINATION

20.1 If either VAR or ARDENT breaches any provision of this Agreement and fails to cure the breach within thirty (30) days of written notice of the alleged breach, the non-breaching party may elect to terminate this Agreement in writing and exercise any other remedy existing at law or in equity. Notwithstanding any allegation of Breach or right to Terminate, however, the parties hereto mutually agree that in the event of a dispute or alleged breach, and prior to any such termination taking effect, the parties will implement and in good faith participate in the Dispute Resolution procedure described in Section 22 below. The Parties hereto specifically agree that before the rights granted to VAR hereunder, including the license, are terminated for any alleged breach by VAR, the parties will fully, completely and in good faith participate in the dispute resolution arrangement outlined in Section 22 below, including up to and receiving a ruling from an arbitrator and/or court of competent jurisdiction prior to effective termination. Additionally, either party hereto may terminate this Agreement if the other party becomes insolvent, bankrupt or, if any proceeding is commenced by or against that party under any law to relieve it as a debtor which is not dismissed within forty-five (45) days from the filing date thereof.

20.2 In the event of termination of this Agreement, VAR will have no further right to use Product(s), ARDENT's trademarks and trade names, and immediately upon termination discontinue such use and return all originals and copies of Product(s), including all compilations, translations, Documentation, and partial copies, whether or not modified or merged into other software or documentation. VAR shall certify in writing within ten (10) days following termination that VAR has complied with this paragraph.

21. US EXPORT RESTRICTIONS

21.1 VAR agrees that ARDENT is subject to regulation by agencies of the US Government, which prohibit export or diversion of certain products and technology to certain countries. VAR shall not export directly or indirectly any technical data, information or items acquired under this Agreement to any country for which US Government (or any agency thereof) prohibits export or requires an export license or approval without first obtaining same. VAR shall incorporate in all export shipping documents the applicable destination control statements. VAR will defend, hold harmless and indemnify ARDENT from and against any costs and damages resulting to ARDENT from a breach under this Section.

22. DISPUTE RESOLUTION

22.1 Any and all existing and future claims, demands or disputes arising out of or relating to this Agreement, its breach, or in any way relating to the relationship between and/or among ARDENT, VAR and its dealers or End Users, even though some or all of such claims, demands or disputes arise ancillary to or independently of this Agreement, whether in contract, tort or otherwise, at law or in equity, whether under state or federal law, shall be resolved and determined exclusively under the provisions of this Section 22. The prevailing party in any arbitration or adjudication of rights under this agreement shall be entitled to recover its reasonable attorneys fees and costs incurred in such exercise.

22.2 If there is a controversy between VAR and ARDENT relating to this Agreement, the parties agree to use all reasonable efforts to resolve such controversy amicably at senior management levels of both parties.

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22.3 If the parties fail to reach a mutually acceptable resolution of the controversy within sixty (60) days of the first formal notice of the controversy, then either party may request settlement by arbitration. Arbitration will take place in Westboro, Massachusetts, in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business disputes (the "CPR Rules"), by a single arbitrator acceptable to both parties (acceptance not to be unreasonably withheld or delayed) knowledgeable in computer software disputes. If the parties fail to agree on the appointment of an arbitrator then an arbitrator shall be appointed under CPR rule 6. The language of the arbitration shall be in English. The arbitrator may make no finding, ruling or award that does not conform to the terms of this Agreement, and may award no punitive damages. The parties hereby agree to submit to such arbitration and to the enforcement of any award resulting therefrom by any court of competent jurisdiction. Nothing contained in this Section shall prohibit either party from seeking equitable relief without first resorting to arbitration under circumstances in which that party believes that its interests under this Agreement and/or its property will be compromised, and the contrary notwithstanding in this Section, the arbitrator shall make no finding, ruling or award respecting any parties' intellectual or other property rights, title and interests. The arbitrator shall apply Massachusetts law without regard to its conflict of laws, or federal law, as applicable.

23. GENERAL

23.1 Any written notice or communication permitted or required is to be sent first class mail to the locations specified herein. Any amendment is to be in writing and signed by both parties. If any provision is deemed unlawful, void or unenforceable for any reason, that provision shall be enforced to the extent permissible to effect the intent of the parties, and the remainder of the Agreement shall remain in effect.

23.2 Neither party is liable for any failure or delay in performance due to any cause beyond its control and has no obligation arising out of the abnormal use of any items, site conditions nonconforming to specifications, or any cause external to any item, including but not limited to accident, acts of God, fire or water damage, criminal conduct, neglect, acts of war, riots, strikes, lightening, electrical disturbances or other similar causes. Such events, occurrences or causes do not include inability to meet financial obligations. The time of performance hereunder is extended by a period of time lost because of such delay.

23.3 No delay or failure to exercise any right or remedy constitutes a waiver. No remedy is intended to be exclusive and every remedy will be cumulative and is in addition to any other remedy. Except for an action for non-payment of taxes, no action arising out of this Agreement may be instituted more than 1 year from the date the action first arose, or in the case of non-payment more than 2 years from the date of last payment or promise to pay.

23.4 Sections 5.2, 11, 13, 15, 16, 18, 19, and 21 survive the Agreement.

23.5 VAR may assign or transfer this Agreement in whole or part only with the prior written consent of ARDENT which consent shall not be unreasonably withheld or delayed. ARDENT may assign or transfer this Agreement in whole or part and all or part of the payments to the extent that ARDENT's obligations to VAR are not affected upon written notification to VAR.

23.6 This Agreement shall be governed and construed by Massachusetts law without regard to its conflicts of law statute, is the complete and exclusive statement of the agreement between the parties and supersedes all prior and contemporaneous oral and written proposals and communications respecting the subject matter hereof. The provisions of this Agreement are confidential in nature and neither VAR nor ARDENT shall divulge any of its provisions to any third parties except as may be required by law.

24. OTHER DOCUMENTS

The following Other Documents attached hereto are incorporated and made a part of the Agreement:

24.1 Database Sublicense Agreement Form

24.2 DataStage Sublicense Agreement Form

24.3 Vantage Service Provider Schedule


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BOTH PARTIES ACKNOWLEDGE READING THIS AGREEMENT INCLUDING ITS OTHER DOCUMENTS,
SIGN BY THEIR AUTHORIZED REPRESENTATIVES AND AGREE TO BE BOUND THEREBY.

VAR:                                     ARDENT:

BY: /s/ RICK RUSSO                       BY:
   ------------------------                 ---------------------------
PRINT NAME: RICK RUSSO                   PRINT NAME:
           ----------------                         -------------------
TITLE: VP FINANCE                        TITLE:
      ----------------------                   -------------------------
DATE  3-17-99                            DATE:



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                                     ARDENT
                              Software, Inc. (TM)

                        VANTAGE SERVICE PROVIDER SCHEDULE

VAR: Platinum Software

VAR hereby elects to be a VANTAGE SERVICE PROVIDER and agrees to the terms and conditions herein.

Definitions

      "VANTAGE SERVICE PROVIDER" is the service relationship between VAR and ARDENT wherein VAR elects to provide FIRST LEVEL MAINTENANCE SUPPORT.

      "TOTAL MAINTENANCE CHARGE" is the sum of the annual MAINTENANCE CHARGES for all licenses sold by VAR under this VAR Agreement, and any prior Agreement(s), between VAR and ARDENT.

      "VAR PERCENTAGE" is that percentage of all licenses of Product(s) sold by VAR under this VAR Agreement, and any prior Agreement(s), between VAR and ARDENT deemed to be subject to TOTAL MAINTENANCE CHARGES, which VAR retains for providing FIRST LEVEL MAINTENANCE SUPPORT.

      "ARDENT PERCENTAGE" is the share of TOTAL MAINTENANCE CHARGE that is payable to ARDENT by VAR for ARDENT providing SECOND LEVEL MAINTENANCE SUPPORT.

      "FIRST LEVEL MAINTENANCE SUPPORT" is the level of maintenance support which VAR provides directly to its End Users and which is described in ARDENT's then current Valued Partner Handbook.

      "SECOND LEVEL MAINTENANCE SUPPORT" is the level of maintenance support which ARDENT provides directly to VAR in support of VAR's FIRST LEVEL MAINTENANCE SUPPORT, and which is described in ARDENT's then current Valued Partner Handbook.

1. Duties and Obligations

      1.1 VAR provides FIRST LEVEL MAINTENANCE SUPPORT for Product(s) sublicensed to its End Users. ARDENT provides SECOND LEVEL MAINTENANCE SUPPORT.

      1.2 VAR may request and ARDENT shall provide, service and/or maintenance support which may require greater expertise and knowledge of Product(s) than VAR is trained or certified to provide. Such additional service shall be provided by ARDENT at its then current prices, terms and conditions.

      1.3. VAR shall request SECOND LEVEL MAINTENANCE SUPPORT only after all reasonable efforts to resolve problems in a timely manner have failed.

      1.4 FIRST LEVEL MAINTENANCE SUPPORT. VAR shall provide telephone assistance to its End Users for the Products (Help Desk); institute a call logging and tracking system to verify support coverage and track the type of call; institute escalation and priority problem resolution procedures; and, provide

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
            problem detection, diagnosis and resolution, including (i) collection and verification of all problem details prior to escalating to ARDENT, (ii) problem isolation to the software and Product involved, (iii) reproduction of a product defect within a reasonable test case, (iv) provide resolution of a known and fixed defect, and (v) packaging and reporting of a product defect in a clear and concise manner.

            VAR shall provide FIRST LEVEL MAINTENANCE SUPPORT and ARDENT shall provide SECOND LEVEL MAINTENANCE SUPPORT for the products as outlined in Schedule A.

      1.5 SECOND LEVEL MAINTENANCE SUPPORT. ARDENT shall provide toll-free technical assistance via telephone local time in accordance with the Service Option elected for the installation site, and revisions, updates, and enhancements for Products, and Documentation and updates for the Products specified in the Schedule(s). Maintenance Service shall include in addition problem determination and resolution, problem call handling and tracking, temporary fixes and/or workarounds, status reports on Product defects and enhancements, Technical Tips and Technical Bulletins and any other support features which may be provided in accordance with ARDENT's policies then in effect for the Service Option selected.

            VAR agrees to provide ARDENT with remote access to its system in order to facilitate problem determination and resolution. Remote access shall include, but not be limited to, modem access or access via Internet connection.

2. Qualifications

      2.1   VAR shall meet and maintain the following criteria:

      - Comply with the provisions as described in the then current Valued Partner Handbook.

      - VAR support personnel shall be certified for each Product(s) by ARDENT during the term of the Agreement.

      - VAR must be in full compliance with the terms and conditions of the Agreement.

      - VAR may not sell maintenance support for the Products to other than End Users to whom VAR has sublicensed the Products.

3. Total Maintenance Charge Distribution

      3.1 As a VANTAGE SERVICE PROVIDER, VAR shall be entitled to receive a discount ("VAR PERCENTAGE") as outlined in Attachment A for providing FIRST LEVEL MAINTENANCE SUPPORT, and ARDENT shall receive the remainder of the TOTAL MAINTENANCE CHARGE ("ARDENT PERCENTAGE") as outlined in Attachment A for providing SECOND LEVEL MAINTENANCE SUPPORT.

      3.2 If VAR fails to meet any of the above requirements, ARDENT may provide written notice, effective upon receipt that VAR shall be treated under the Vantage Reseller Program.

      3.3 Upon each anniversary, VAR may elect to change to a Vantage Reseller status. Such election requires 90 days prior written notice. If VAR elects to change to a Vantage Reseller status, payments of TOTAL MAINTENANCE CHARGES prior to the effective date of change shall be in effect prior to the change.

4. Payments

      4.1 Upon the issuance of any license for Products under the Agreement, VAR shall be invoiced the result of the following calculation:

            Annual Charge = (VAR PERCENTAGE x TOTAL MAINTENANCE CHARGE).

            The Annual Charge shall be invoiced upon the Effective Date for each license issued by ARDENT.

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


      4.2 All licenses as well as any additional users to an existing license that VAR orders under the Agreement will automatically be invoiced a MAINTENANCE CHARGE which shall be included in the Annual Charge (co-terminous with the MAINTENANCE CHARGE for the existing license).

      4.3 Upon at least ninety (90) days written notice prior to the commencement of any annual term, VAR may cancel FIRST LEVEL MAINTENANCE SUPPORT for any system that End Users have ceased to elect SECOND LEVEL MAINTENANCE SUPPORT for the Product from VAR due to (i) Product discontinuance, (ii) written notice of service cancellation or termination, (iii) bankruptcy, insolvency, (iv) non-election of maintenance service, or (v) substitution of competitive product(s). Notification shall state in particular End User account name, Product serial number, basis for non-maintenance, and any other relevant information requested by ARDENT to verify the circumstance.

5. Vantage Reseller

      As a VANTAGE RESELLER, for each Maintenance Agreement which VAR procures for ARDENT from its sublicensees who are End Users for qualifying Product(s), VAR shall receive a fifteen percent (15%) discount from the MAINTENANCE CHARGE.

      The following Products quality: Cognos products, Unidata Journaling, UV Net, and Unidata RFS.

      VAR's sub-licensee must enter into and sign a Maintenance Agreement with ARDENT and the Maintenance Agreement must be delivered by VAR to ARDENT within thirty (30) days of the date of ARDENT's issuance of the license.

      ARDENT shall perform FIRST LEVEL MAINTENANCE SUPPORT under the Agreement. VAR shall sell, administer and obtain the signature of its End User, and invoice its End User for the MAINTENANCE CHARGE. ARDENT shall invoice and VAR shall pay to ARDENT the MAINTENANCE CHARGE less the fifteen percent (15%) discount.

6. All other terms and conditions of the Agreement shall remain in full force and effect.

VAR:                                              Ardent Software, Inc.:

RICK RUSSO
--------------------------------------            ------------------------------
Name (print)                                      Name (print)

/s/ RICK RUSSO
--------------------------------------            ------------------------------
Signature                                         Signature

VP FINANCE
--------------------------------------            ------------------------------
Title                                             Title

3-17-99
--------------------------------------            ------------------------------
Date                                              Date



Vantage Service Provider Schedule  3 of 3